     As filed with the Securities and Exchange Commission on July 25, 1995
                                                          Registration No.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                               ----------------

                            BURLINGTON NORTHERN INC.
               (Exact name of issuer as specified in its charter)

                               ----------------

                DELAWARE                               41-1400580
      (State or other jurisdiction                  (I.R.S. Employer
   of incorporation or organization)              Identification No.)

                             3800 Continental Plaza
                                777 Main Street
                            Fort Worth, Texas 76102
          (Address of principal executive offices, including zip code)

                               ----------------

                     1995 BURLINGTON NORTHERN INC. 2.5 CLUB
                               STOCK OPTION PLAN
                            (Full title of the Plan)

                                EDMUND W. BURKE
                  Executive Vice President, Law and Secretary

                            BURLINGTON NORTHERN INC.
                             3800 Continental Plaza
                                777 Main Street
                            Fort Worth, Texas 76102
           (Name, address, and telephone number of agent for service)

                               ----------------

    Approximate date of proposed commencement of sales pursuant to the Plan:
     From time to time after the Registration Statement becomes effective.

                        CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------

                                                       PROPOSED     PROPOSED
                                                        MAXIMUM      MAXIMUM
                                              AMOUNT   OFFERING     AGGREGATE   AMOUNT OF
            TITLE OF SECURITIES               TO BE    PRICE PER    OFFERING   REGISTRATION
             TO BE REGISTERED               REGISTERED   SHARE        PRICE        FEE
- -------------------------------------------------------------------------------------------
Common Stock...............................  300,000    $67.750(1) $20,325,000    $7,009

- --------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculation of the registration fee pursuant to Rule 457(h) based on the average of the high and low prices of the Registrant's Common Stock on the consolidated reporting system on July 21, 1995.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

PROSPECTUS

                           BURLINGTON NORTHERN INC.

                        300,000 Shares of Common Stock

                              (without par value)


                         1995 Burlington Northern Inc.

                          2.5 Club Stock Option Plan

                           ------------------------

     This Prospectus covers 300,000 shares of Common Stock, subject to adjustment, as hereinafter set forth, of Burlington Northern Inc. (the "Company") offered, as set forth herein, to certain employees of the Company and its Subsidiaries pursuant to stock options granted under The 1995 Burlington Northern Inc. 2.5 Club Stock Option Plan (the "Plan") described herein.

                           ------------------------

                  THESE SECURITIES HAVE NOT BEEN APPROVED BY
                THE SECURITIES AND EXCHANGE COMMISSION NOR HAS
                  THE COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           ------------------------

                 The date of this Prospectus is July 25, 1995

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60604, and World Trade Center, Thirteenth Floor, New York, New York 10048, and copies of such material can be obtained from the Public Reference Section of the SEC in Washington, D.C., at prescribed rates. In addition, reports, proxy material and other information concerning the Company may be inspected at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, at the office of the Chicago Stock Exchange, 440 South LaSalle Street, One Financial Place, Chicago, Illinois 60603 and at the office of the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.

     This Prospectus does not contain all the information set forth in the Registration Statement (the "Registration Statement"), of which this Prospectus is a part, and exhibits relating thereto, which the Company has filed with the SEC in Washington, D.C. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. Copies of the Registration Statement and the exhibits thereto are on file at the offices of the Commission and may be obtained, upon payment of the fee prescribed by the Commission, or may be examined without charge at the public reference facilities of the Commission described above.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the SEC are incorporated herein by reference and made a part hereof:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1994 and Quarterly Report on Form 10-Q for the quarter ended March 31, 1995;

     2. The description of the Company's Common Stock contained in its S-14 Registration Statement No. 2-71519, effective April 19, 1981; and

     3. The Company's definitive Proxy Statement, dated March 17, 1995, for the Annual Meeting of Stockholders on April 20, 1995.

     All reports and documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of the Prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Beverly A. Edwards-Adams, Assistant Vice President and Corporate Secretary, Burlington Northern Inc.,
3800 Continental Plaza, 777 Main Street, Fort Worth, Texas 76102-5384, telephone
(817) 333-7951.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
General...................................................................    5
The Offering..............................................................    5
Description of the Plan
  Purpose.................................................................    5
  Definitions.............................................................    6
  Management Committee....................................................    7
  Eligibility.............................................................    7
  Shares Available for the Plan...........................................    7
  Grant of Options........................................................    8
  Terms and Conditions of Options.........................................    8
  Amendment Termination or Discontinuance of the Plan.....................    9
  Tax Aspects of the Plan.................................................   10
Experts...................................................................   11
Legal Opinion.............................................................   11
Indemnification...........................................................   11

     Neither the delivery of this Prospectus nor any sales hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof. No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, in connection with the offer contained in this Prospectus, and if given or made, such other information or representation must not be relied upon as having been made by the Company. This Prospectus does not constitute an offer by the Company, or any other corporation, person or entity, to sell shares of the Company's Common Stock in any state to any person to whom it is unlawful to make such offer in such state.

                                    GENERAL

     Burlington Northern Inc. was incorporated in Delaware in 1981. Its principal executive offices are located at 3800 Continental Plaza, 777 Main Street, Fort Worth, Texas 76102, and its telephone number is (817) 333-2000.

                                 THE OFFERING

     The Company is offering a maximum of 300,000 shares of its Common Stock (without par value), subject to adjustment, as hereinafter described, to certain employees of the Company and its Subsidiaries who were members of Burlington Northern Railroad Company's ("Railroad") 2.5 Club pursuant to nonqualified stock options granted under the Plan.

                            DESCRIPTION OF THE PLAN

     Copies of the Plan are available for inspection in the office of the Corporate Secretary of the Company at 3800 Continental Plaza, 777 Main Street, Fort Worth, Texas 76102. Reference is made to the Plan for complete information. The information in this Prospectus is a summary only and is subject to and qualified by such reference.

Purpose
- -------

     The purpose of the Plan is to promote the interests of the Company and its shareholders by furnishing suitable recognition of outstanding safety performance by teams of employees who finished 1994 in the 2.5 Club. This safety performance has contributed materially to the success of the Company. The Plan provides for the grant of stock options, in accordance with the terms and conditions set forth below.

Definitions
- -----------

     Unless otherwise required by the context, the following terms when used in the Plan shall have the meanings set forth in this section:

     (a)  Board of Directors:  The Board of Directors of the Company.

     (b) Code: The Internal Revenue Code of 1986, as amended and in effect from time to time, and the temporary or final regulations of the Secretary of the Treasury adopted pursuant to the Code.

     (c) Common Stock: The Common Stock of the Company, without par value, or such other class of shares or other securities as may be applicable pursuant to the provisions of section 5.

     (d)  Exchange Act:  The Securities Exchange Act of 1934, as amended.

     (e) Management Committee: The committee designated to administer the Plan in accordance with the provisions of section 3. of the Plan.

     (f) Participant: Any person who is selected by the Board Committee to receive options hereunder.

     (g) Nonqualified Option: Options which are not intended to meet the requirements of an Incentive Stock Option as defined in Section 422 of the Code.

     (h) Option Price: The price per share of Common Stock at which each option is exercisable.

     (i) Permanent Disability: A disability which would qualify a participant to receive benefits under the Burlington Northern Inc. Long Term Disability Plan (after satisfying the elimination period thereunder) as now or hereafter in effect.

     (j) Subsidiary: An entity that is designated by the Board Committee as a subsidiary for purposes of this Plan and that is a corporation (or other form of business association that is treated as a corporation for tax purposes) of which shares (or other ownership interests) having more than 50% of the voting power are owned or controlled, directly or indirectly, by the Company so as to qualify as a "subsidiary corporation" (within the meaning of Code Section 424(f)).

Management Committee
- --------------------

     Except with respect to determinations as to eligibility to participate in the Plan and the timing, pricing and amount of awards thereunder, which have been determined by the Board of Directors of the Company, the Plan shall be administered with respect to Participants by a Management Committee composed of the Chief Executive Officer of the Company and the Executive Vice President - Safety and Corporate Support of the Railroad and such other persons as the Chief Executive Officer shall designate (the "Management Committee").

Eligibility
- -----------

     To be eligible for selection to participate in the Plan, an individual must be an employee of the Company, or of any Subsidiary, other than an employee the Company or any who is an officer or director or a "key employee" of the Company and would, in either case, be eligible to receive options under the 1992 Burlington Northern Inc. Stock Option Incentive Plan, as of the date on which the Board of Directors grants to such individual an option. In addition, each individual must be a member of a safety team which has qualified for membership in the 2.5 Club for 1994.

Shares Available for the Plan
- -----------------------------

     The maximum number of shares with respect to which options, may at any time be granted under the Plan is 300,000 shares of Common Stock, from shares held in the Company's treasury or out of the authorized but unissued shares of the Company, or partly out of each, as shall be determined by the Board of Directors. Upon the expiration or termination in whole or in part of unexercised options, shares of Common Stock which were subject thereto shall again be available for options.

     In the event of a recapitalization, stock split, stock dividend, exchange of shares, merger, reorganization, change in the corporate structure or shares of the Company or similar event, the Board of Directors, shall make appropriate adjustments in the number of shares authorized for the Plan and, with respect to outstanding options, shall make appropriate adjustments in the number of shares, amount of any payment, and the Option Price.

Grant of Options
- ----------------

     Options may be granted to eligible employees in an amount of 25 shares each as the Board of Directors shall determine, taking into account whether the employee is a member of the 2.5 Club for 1994. The granting of an option shall take place when the Board of Directors by resolution, written consent or other appropriate action determines to grant such an option to 1994 members of the 2.5 Club at a particular price. Each option shall be evidenced by a written instrument delivered by or on behalf of the Company containing provisions not inconsistent with the Plan which may be signed on behalf of the Company by printed or facsimile signature.

     An option granted under the Plan will be a Nonqualified Option.

Terms and Conditions of Options
- -------------------------------

     Option Price
     ------------

     The Option Price with respect to each Nonqualified Option is $53.50 which was the fair market value of the Common Stock on January 18, 1995.

     Additional Terms.
     ----------------

     Options under the Plan shall be granted subject to the following terms and conditions:

     (a)  Duration of Options. Options shall be exercisable at such time and
          -------------------
          under such conditions as set forth in the option grant, but in no event except as set forth below, shall any Stock Option be exercisable prior to February 15, 1996 or subsequent to the day before the third anniversary of the date thereof i.e., February 14, 1998.

     (b)  Exercise of Options.
          -------------------

          (i) Subject to the terms of the option grant, an optionee may not exercise an option prior to February 15, 1996. This requirement is waived in the event of death or Permanent Disability of an optionee before such period is completed.

          (ii) Shares of Common Stock covered by an option must be purchased only at one time and not in installments if any shares are to be purchased. To the extent that the right to purchase shares has accrued thereunder, options may be exercised at any time by written notice to the Company.

     (c)  Payment.  Unless otherwise provided in the option grant, the purchase
          -------
          price of shares purchased under options shall be paid in full to the Company upon the exercise of the option (i) in cash, (ii) by delivery of shares of Common Stock (including shares acquired pursuant to the exercise of an option other than the option currently being exercised, to the extent permitted by applicable regulations) equal in fair market value to the purchase price of the shares to be acquired under options, or (iii) any combination of cash and Common Stock. The Fair Market Value of such Common Stock as delivered shall be valued as of the day prior to delivery and shall be the mean between the highest and lowest quoted selling price at which the Company's Common Stock was sold on such date as reported in the NYSE - Composite Transactions by the Wall Street Journal. Shares of Common Stock with a fair market value equal to all or a portion of the purchase price of shares purchased under options may be withheld from the shares issuable to the optionee upon the exercise of the option only if specifically authorized in the option grant. The Fair Market Value of such Common Stock as is withheld shall be valued as of the day prior to exercise of the option.

     (e)  Nontransferability of Options.  During an optionee's lifetime, the
          -----------------------------
          option may be exercisable only by him. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the option, or any attachment or similar process upon the option, shall cause the rights and privileges conferred hereby to become null and void.

Amendment, Termination or Discontinuance of the Plan
- ----------------------------------------------------

     Subject to the Board of Directors, the Management Committee may from time to time make such amendments to the Plan as it may deem proper and in the best interest of the Company without further approval of the Board of Directors of the Company, including, but not limited to, any amendment necessary to ensure that the Company may obtain any regulatory approval referred to in section 8 of the Plan; provided, however, that no change in any option, theretofore granted may be made without the consent of the optionee or holder which would impair the right of the optionee or holder to acquire or retain Common Stock, or receive a payment from the Company, which he may have acquired as a result of the Plan.

     The Board of Directors may at any time suspend the operation of or terminate the Plan with respect to any shares of the Company's Common Stock not at the time subject to option.

Tax Aspects of the Plan
- -----------------------

     Nonqualified Options.
     --------------------

     Generally, a recipient will not realize taxable income at the time a Nonqualified Option is granted nor will the Company be entitled to a deduction at that time. Upon exercise, the recipient will generally realize ordinary income in the case of the exercise of a Nonqualified Option, in an amount equal to the difference between the fair market value of the shares at the time of exercise and the option price. At any time, subject to proper withholding, the Company will normally be entitled to a tax deduction in an amount equal to the amount of ordinary income realized by the recipient. Generally, the Company is required to withhold for federal income tax purpose, railroad retirement and other taxes payable in connection with the exercise of a Non-qualified Option, or otherwise ensure that the amount of tax required to be withheld is remitted by the recipient to the Company.

     In the event an optionee exercises a Nonqualified Option by surrendering Common Stock already owned by the optionee with a fair market value equal to all or a portion of the exercise price, the optionee will not recognize any gain or loss upon the surrender of already-owned shares of Common Stock for an equal number of new shares of Common Stock. In addition, the basis and holding period of the old shares is carried over to an equal number of new shares.

     Upon the sale of stock acquired upon the exercise of a Nonqualified Option, the seller will realize a capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the employee's basis for the shares. The employee's basis will equal the fair market value of the shares acquired upon the exercise as of the date such shares were includable in income.

     The foregoing discussion is only a general summary of the federal income tax consequences of the grant and exercise of options, and the subsequent disposition of shares received pursuant to the exercise of options. It does not address all possible tax aspects of such transactions, including the tax consequences of restrictions which the company may place on option stock. An optionee should consult his or her own tax adviser to determine the tax consequences of any particular transaction.

     The state income tax treatment of exercising stock options, and selling the shares so acquired will vary depending upon the state in which an optionee resides. If the optionee is a resident of or is employed in a country other than the United States, such optionee may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes. Optionees should consult their own tax advisers regarding the tax consequences and compliance requirements of any particular transaction.

     The plan is not subject to Section 401(a) of the Code or the Employee Retirement Income Security Act of 1974, as amended.

                                    EXPERTS

     The consolidated financial statements and financial statement schedule of the Company included in the Company's Annual Report on Form 10-K for the year ending December 31, 1994, ("Form 10-K") incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand, L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                 LEGAL OPINION

     The legality of the Common Stock offered hereby was passed on for the Company by Francis T. Kelly, Esq., Securities and Finance Counsel of the Company. As of July 1, 1995, Mr. Kelly owned 2,915 shares of BNI Common Stock and has options to purchase 9,381 additional shares.

                                INDEMNIFICATION

     The By-Laws of the Company provide for indemnification of directors and officers to the full extent permitted or allowed by the laws of the State of Delaware including liabilities under the Act.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3. Incorporation of Certain Documents by Reference

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, and other information with the Commission. The Plan will also file reports with the Commission pursuant to certain provisions of the Exchange Act. The following documents filed with the Commission by the Company are hereby incorporated by reference in this
Prospectus:

     (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1994;

     (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995;

     (3) The description of the Company's Common Stock contained in its S-14 Registration Statement No. 2-71519, effective April 19, 1981.

     (4) The Company's definitive Proxy Statement, dated March 17, 1995, for the Annual Meeting of Stockholders on April 20, 1995.

     In addition to the foregoing documents, all documents subsequently filed by the Company or by the Plan pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement of which this Prospectus is a part which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently-filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

ITEM 5. Experts

     The consolidated financial statements and financial statement schedule of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

Legal Opinion

     The legality of the securities offered hereby and compliance with the requirements of ERISA has been passed upon for the Company by Francis T. Kelly, Esq., Securities and Finance Counsel of the Company.


ITEM 6. Indemnification

      Section 145 of the General Corporation Law of Delaware provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, or proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorney's fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

     Article X of the by-laws of the Registrant requires indemnification to the full extent permitted under Delaware law as from time to time in effect. Subject to any liabilities imposed by Delaware law, the By-laws provide by an unconditional right to indemnification for all expenses, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) actually and reasonably incurred by any person in connection with any actual or threatened proceeding (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director or officer of the Registrant or, at the request of the Registrant, of another corporation, partnership, joint venture, trust, or other enterprise, including an employee benefit plan. The By-laws also provide that the Registrant may, by action of its Board of Directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

     Officers and directors of the Registrant are covered by insurance which (with certain exceptions and within certain limitations) indemnifies them against losses and liabilities arising from any alleged "wrongful act," including any alleged error or misstatement or misleading statement, or wrongful act or omission or neglect or breach of duty.

     It is likely that if underwriters are utilized, they will agree to indemnify, under certain conditions, the Registrant, its directors, certain of its officers and persons who control the Registrant within the meaning of the Securities Act of 1933 against certain liabilities.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or
(iv) for any transaction from which the director derived an improper personal benefit.

     Article VIII of the Certificate of Incorporation of the Registrant provides that to the full extent that the Delaware General Corporation Law, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Registrant shall not be liable to Registrant or its stockholders from monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article VIII shall not adversely affect any right or protection of any director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     The By-laws of the Company provide for indemnification of directors and officers to the full extent permitted or allowed by the laws of the state of Delaware, including liabilities under the Securities Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 8.  Exhibits

         Exhibit
         Number                     Description of Document
         ------                     -----------------------

           3 Certificate of Incorporation, as amended, and By-laws, as amended, of Registrant are incorporated by reference to Exhibit 3 of Registrant's Annual Report on Form 10-K for the year ended December 31, 1993 (Form 10-K, File No. 1-18159).

          *4     1995 Burlington Northern Inc. 2.5 Club Stock Option Plan

          *5     Opinion of Counsel

         *23 Consent of Independent Accountants is filed as Exhibit 23 hereto. Consent of Counsel is contained in the opinion filed as Exhibit 5 to this Registration Statement.

         *24 Powers of Attorney are contained on the signature page of this Registration Statement.

- ---------------
     * Filed herewith, all other exhibits are incorporated by reference.

Item 9.  Undertakings

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus to each employee to whom the Prospectus is sent or given, a copy of the Registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case, the Registrant shall state in the Prospectus that it will promptly furnish without charge, a copy of such report on written request of the employee. If the last fiscal year of the Registrant has ended within 120 days prior to the use of the Prospectus, the annual report of the Registrant for the preceding fiscal year may be so delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to any such employee.

     The undersigned Registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the Plan who do not otherwise receive such material as stockholders of the Registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements, and other communications distributed to its stockholders generally.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on this 15th day of February 1995.

                                                BURLINGTON NORTHERN INC.

                                                By:  /s/  EDMUND W. BURKE
                                                   -----------------------------
                                                      Edmund W. Burke
                                                      Executive Vice President,
                                                      Law and Secretary

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Edmund W. Burke, Esq., and Douglas J. Babb, Esq., his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any or all Amendments (including post-effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities as officers and/or directors of Burlington Northern Inc. on the 15th day of February 1995.

                Signature                           Title
                ---------                           -----


/s/  GERALD GRINSTEIN                 Chairman, Chief Executive
- --------------------------------      Officer and Director
     (Gerald Grinstein)


/s/  DAVID C. ANDERSON                Executive Vice President,
- --------------------------------      Chief Financial Officer
     (David C. Anderson)              and Chief Accounting Officer

/s/  JACK S. BLANTON                 Director
- -------------------------------
     (Jack S. Blanton)


/s/  DANIEL P. DAVISON               Director
- -------------------------------
     (Daniel P. Davison)


/s/  DANIEL J. EVANS                 Director
- -------------------------------
     (Daniel J. Evans)


/s/  BARBARA C. JORDAN               Director
- -------------------------------
     (Barbara C. Jordan)


/s/  BEN F. LOVE                     Director
- -------------------------------
     (Ben F. Love)


/s/  ARNOLD R. WEBER                 Director
- -------------------------------
     (Arnold R. Weber)


/s/  EDWARD E. WHITACRE, JR.         Director
- -------------------------------
     (Edward E. Whitacre, Jr.)


/s/  MICHAEL B. YANNEY               Director
- -------------------------------
     (Michael B. Yanney)

                               INDEX TO EXHIBITS

                                                                Sequentially
Exhibit                                                           Numbered
Number                     Description                              Page
- ------                     -----------                              ----

  3 Certificate of Incorporation, as amended, and By-laws, as amended, of Registrant are incorporated by reference to Exhibit 3 of Registrant's Annual Report on Form 10-K for the year ended December 31, 1993 (Form 10-K, File No. 1-18159)

 *4     1995 Burlington Northern Inc. 2.5 Club Stock Option Plan

 *5     Opinion of Counsel

*23 Consent of Independent Accountants is filed as Exhibit 23 hereto. Consent of Counsel is contained in the opinion filed as Exhibit 5 to this Registration Statement

*24 Powers of Attorney are contained on the signature page of this Registration Statement

- ---------------
     * Filed herewith, all other exhibits are incorporated by reference